UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of Earliest Event Reported): September 24, 2009
Interstate Hotels & Resorts, Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-14331	52-2101815

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4501 North Fairfax Drive, Suite 500, Arlington, Virginia	22203

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (703) 387-3100
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.
          The disclosure set forth in Item 3.03 of this current report on Form 8-K is incorporated herein by reference.

Item 3.03	Material Modification to Rights of Security Holders
     On September 24, 2009, Interstate Hotels & Resorts, Inc. (“we,” “us” or the “Company”) entered into the Tax Benefit Preservation Plan, dated September 24, 2009 (the “Plan”), between the Company and Computershare Trust Company, N.A., as Rights Agent. Our Board of Directors (the “Board”) adopted the Plan in an effort to protect stockholder value by attempting to preserve our ability to maximize available federal tax deductions that may be deemed built-in losses and to prevent a possible limitation on our ability to use our net operating losses, capital losses and tax credit carryforwards (the “Tax Attributes”) to reduce potential future federal income tax obligations. In the past we have experienced, and we continue to experience, tax losses, and under the Internal Revenue Code of 1986, as amended (the “Code”), and rules promulgated by the Internal Revenue Service, we may “carry forward” these losses, as well as capital losses and tax credits, in certain circumstances to offset any current and future earnings with these items as well as deductions deemed to be built-in losses, and thus reduce our federal income tax liability, subject to certain requirements and restrictions. If, however, we experience an “ownership change,” as defined in Section 382 of the Code, our ability to use the Tax Attributes and other tax deductions deemed to be built-in losses could be substantially limited, and the timing of the usage of the Tax Attributes could be substantially delayed, both of which could significantly impair the value of these assets.
     This summary provides only a general description of the Plan and therefore should be read together with the entire Plan, which is attached hereto as Exhibit 4.1 and is incorporated herein by reference. The following description is qualified in its entirety by reference to such exhibit.
Rights Dividend
     On September 24, 2009, the Board declared a dividend of one preferred share purchase right (the “Rights”) for each outstanding share of common stock, par value $0.01 per share (the “Common Stock”) of the Company under the terms of the Plan. The dividend is payable on October 8, 2009 to the stockholders of record as of the close of business on October 8, 2009 (the “Record Date”). Each Right entitles the registered holder to purchase from the Company one one-hundredth of a share of Series A Junior Participating Preferred Stock, par value $0.01 per share, of the Company (the “Preferred Stock”) at a price of $3.25 per one one-hundredth of a share of Preferred Stock (the “Purchase Price”), subject to adjustment. The Rights will not be exercisable until the Distribution Date (as defined below), and will expire, subject to stockholder approval at the 2010 annual meeting of the stockholders of the Company, on or before September 24, 2012, as provided in the Plan.
Form of Right
     The Rights with respect to the Common Stock outstanding as of the Record Date will be evidenced by such Common Stock (or registration in book-entry form) together with the summary of rights that is appended to the Plan as Exhibit B until immediately prior to the Distribution Date. Prior to the Distribution Date, the Rights will be transferable only in connection with the transfer of the Common Stock with respect to which such Rights were issued. The Plan calls for distribution of the Rights upon the date, subject to certain adjustments, that is the earlier of (i) the close of business on the 10th business day following the public announcement that a person or group has become an “Acquiring Person” (or the Board becoming aware of such occurrence); and (ii) the close of business on the 10th business day (or, unless the Distribution Date shall have previously occurred, such later date as may be determined by action of the Board of Directors) following the commencement of, or announcement of an intention to make, a tender offer or exchange offer the consummation of which would result in the offeror becoming an Acquiring Person (the earlier of such dates being the “Distribution Date”). A person or group becomes an Acquiring Person when they have acquired beneficial ownership of at least 4.99% of the Company’s outstanding common stock, except that, with respect to a person or group that were the beneficial owner(s) of more than 4.99% of the Company’s outstanding common stock as of immediately prior to the first public announcement of the adoption of the Plan, any further acquisition of at least 0.1% of the Company’s outstanding common stock shall render such person or group an Acquiring Person.
     After the Distribution Date, the Rights will be evidenced by separate certificates evidencing the Rights (“Right Certificates”), which will be mailed to holders of record of the Common Stock as of the close of business on the Distribution Date as soon as is practicable after the Distribution Date and thereafter, such separate Right Certificates alone will evidence the Rights.
Exercise of Rights
     The Purchase Price payable, and the number of shares of Preferred Stock or other securities or property issuable, upon exercise of the Rights is subject to adjustment from time to time to prevent dilution, and to account for any splits, subdivisions or other reclassifications of the Common Stock prior to the Distribution Date. Shares of Preferred Stock or other securities purchasable upon exercise of the Rights will not be redeemable. Each share of Preferred Stock will be entitled, when, as and if declared, to a minimum preferential quarterly dividend payment on the terms set forth in the Plan. In the event of liquidation, dissolution or winding up of the Company, the holders of the Preferred Stock will be entitled to a minimum preferential payment. Finally, in the event of any merger, consolidation or other transaction in which outstanding shares of Common Stock are converted or exchanged, each share of Preferred Stock will be entitled to receive 100 times the amount received per share of Common Stock. These rights are protected by customary antidilution provisions.
     Because of the nature of the Preferred Stock’s dividend, liquidation and voting rights, the value of the one one-hundredth interest in a share of Preferred Stock purchasable upon exercise of each Right should approximate the value of one share of Common Stock.
Redemption of Rights
     At any time prior to the occurrence of a “Stock Acquisition Date”, which is the first date of public announcement of facts disclosing that an Acquiring Person has become such, or the earlier date that a majority of the Board becomes aware of the existence of an Acquiring Person, the Board may redeem the Rights in whole, but not in part, at a price of $.001 per Right (the “Redemption Price”) payable, at the option of the Company, in cash, shares of Common Stock or such other form of consideration as the Board shall determine. The redemption of the Rights may be made effective at such time, on such basis and with such conditions as the Board in its sole discretion may establish. Immediately upon any redemption of the Rights, the right to exercise the Rights will terminate and the only right of the holders of Rights will be to receive the Redemption Price.
Exchange of Rights
     At any time after any person or group becomes an Acquiring Person but prior to the acquisition by such Acquiring Person of beneficial ownership of 50% or more of the voting power of the shares of Common Stock then outstanding, the Board may elect, in its sole discretion, to exchange the Rights (other than Rights owned by such Acquiring Person, which will have become null and void), in whole or in part, for shares of Common Stock or Preferred Stock at an exchange ratio of one share of Common Stock, or a fractional share of Preferred Stock equivalent in value thereto, per Right (subject to adjustment for stock splits, stock dividends and similar transactions).
     Until a Right is exercised or exchanged, the holder thereof will have no rights in respect of such rights as a stockholder of the Company, including, without limitation, the right to vote or to receive dividends.
Amendment of the Plan
     For so long as the Rights are redeemable, the Company may, except with respect to the Redemption Price, amend the Plan in any manner. After the Rights are no longer redeemable, the Company may, except with respect to the Redemption Price, amend the Plan in any manner that does not adversely affect the interests of holders of the Rights (other than the Acquiring Person).

Item 8.01.	Other Events
     On September 24, 2009, the Company issued a press release announcing the adoption of the Plan and the declaration of a dividend of the Rights under the Plan. The press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits
(d) Exhibits:

Exhibit Number	Exhibit Description

3.1	Certificate of Designation of Series A Junior Participating Preferred Stock of the Company (formerly known as MeriStar Hotels & Resorts, Inc.), filed with the Secretary of State of the State of Delaware on July 27, 1998.

4.1	Tax Benefit Preservation Plan, dated as of September 24, 2009, between Interstate Hotels & Resorts, Inc. and Computershare Trust Company, N.A., as Rights Agent, together with the following exhibits thereto: Exhibit A — Form of Right Certificate; Exhibit B — Summary of Rights to Purchase Shares of Preferred Stock of Interstate Hotels & Resorts, Inc.

99.1	Press Release, dated September 24, 2009.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Interstate Hotels & Resorts, Inc.
Date: September 24, 2009	By:	/s/ Bruce A. Riggins
	Name:	Bruce A. Riggins
	Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Exhibit Description

3.1	Certificate of Designation of Series A Junior Participating Preferred Stock of the Company, filed with the Secretary of State of the State of Delaware on July 27, 1998.

4.1	Tax Benefit Preservation Plan, dated as of September 24, 2009, between Interstate Hotels & Resorts, Inc. and Computershare Trust Company, N.A., as Rights Agent, together with the following exhibits thereto: Exhibit A — Form of Right Certificate; Exhibit B — Summary of Rights to Purchase Shares of Preferred Stock of Interstate Hotels & Resorts, Inc.

99.1	Press Release, dated September 24, 2009.